Exhibit 2      Page  E-1

BILL  OF  SALE

                               THIS INDENTURE

made  in  duplicate  this  5th  day  of  November,  1999.
Between

     GREATWAY GLOBAL COMMUNICATIONS CORP., a company incorporated under the laws of the Province of Ontario hereinafter called the
                                                          Seller
                                                             OF  THE  FIRST
                                                          PART,

                                                   and

          CROWN INTERNATIONAL, INC., a company incorporated under the laws of the State of Florida,

                                                          hereinafter called the
                                                          Buyer

                                                          OF  THE  SECOND
                                                          PART.

WHEREAS the Seller is possessed of the goods hereinafter set forth, and has contracted and agreed with the Buyer for the absolute Sale to him thereof, for the consideration hereinafter mentioned:


NOW THEREFORE THIS INDENTURE WITNESSETH, that is pursuance of the said Agreement, and in consideration of the Buyer issuing from its treasury 2,000,000 shares to the Seller and other good and valuable consideration (the receipt whereof is hereby acknowledged), the Seller does bargain, sell, assign, transfer and set over unto the said Buyer,


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                                                                       Page  E-2

BILL  OF  SALE
PAGE  2

ALL  THOSE  goods  more  particularly described in Schedule "A" attached hereto;

all  of  which  goods,  being  in  the  possession  of the Seller and located at

                              80 Richmond Street West Suite 1604,
                              Toronto,  Ontario

AND all the right, title, interest, property, claim and demand whatsoever of the Seller of, in, to, and out of the same, and every part thereof.

TO HOLD the said goods and every part thereof, and all the right, title, interest of the Seller therein and thereto, unto and to the use of the Buyer.

AND the Seller does hereby, covenant, promise and agree with the Buyer: THAT the Seller is now rightfully and absolutely possessed of and entitled to the said goods and every part thereof, AND that the Seller now has good right to assign the same unto the Buyer, and according to the true intent and meaning of this Indenture; AND that the Buyer shall and may from time to time, and at al times hereafter, peaceably and quietly have, hold, possess, and enjoy the said goods and every part thereof, to and for his own use and benefit~ without any manner or hindrance, interruption, molestation, claim or demand whatsoever of, from or by the Seller or any person or persons whomsoever, AND that the said goods are free and clear from all encumbrances; AND that the Buyer shall be absolutely released and discharged, or otherwise, at the cost of the Seller, from all former and other bargains, sales, gifts, grants, charges and encumbrances affecting the said goods, and the Seller hereby indemnifies the Buyer with respect thereto;

AND, that the Seller and all persons rightfully claiming, or to claim any estate, right, title or interest of, in, or to the said goods and every part thereo~ shall and will from time to time, and at all times hereafter upon every reasonable request of the Buyer, but at the cost and charges of the Buyer make, do and execute, or cause or procure to be made, done and executed, all such finther acts, deeds and assurances for the more effectually assigning and assuring the said goods unto the Buyer, in manner aforesaid, and according to the true intent and meaning of this Indenture, as by the Buyer, or his Counsel in the law shall be reasonably advised or required.

IT IS AGREED that this Indenture and everything herein contained shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


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                                                                       Page  E-3
BILL  OF  SALE
Page  3

IT IS FURTHER AGREED that wherever the singular and masculine are used throughout this Indenture, they shall be construed as if the plural or the feminine or the neuter had been used, where the context or the party or parties hereto so require, and the rest of the sentence shall be construed as if the grammatical and terminological changes thereby rendered necessary had been made.

IN WITNESS WHEREOF, the Seller has executed this Indenture this 5th day of November, 1999.

GREATWAY  GLOBAL  COAMUMCATIONS  CORP.
Per:



By:  /s/  Gary  Risadore
   ------------------------

Name:  Gary  David  Risidore
Title:  President


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                                                                       Page  E-4

SCHEDULE  "A"
-------------

>Intellectual  Property:

>-  Architecture,  designs,  software,  algorlthims,  interfaces,  codes,  ATM
>Technologies,  Assembly  &  intergration     network  of  global  relationships

>~Physical:     (COST  APPROX.)




>- photocopier                    $              2,500
>- fax machine                                     400
>- 4 computers                                   3,000
>- modems - software
>     wires - accessories                       15,000
>- 2 computer systexms
>      (266 MUZ Pentium 11)                       6,073
>- 2 Pentium 11 233 RHZ
>   + 266 MZ computers                           4,670
  >-  2.5 GB Hard Drive                            304
>- Pentium III - 450 MZ computer                 2,382
>- Pentium 11 400 WIZ Computer                   2,007
>- Network Software                                284
>- Hub software                                    300
                                           ------------
                                                 36,920


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